Exhibit 10.21

NOTICE OF TERMINATION

February 24, 2022

From: Allakos, Inc.

975 Island Drive, Suite 201

Redwood City, California 94065

To: Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Attention: General Counsel

Attention: Bradley Friedman, General Counsel

Re: Notice of Termination of Sales Agreement, dated as of May 10, 2021

Ladies and Gentlemen,

Reference is made to that certain Sales Agreement, dated as of May 10, 2021 (the “Sales Agreement”), by and among Allakos, Inc. (the “Company”) and Cowen and Company, LLC (“Cowen”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

Pursuant to Section 11(c) of the Sales Agreement, the Company hereby provides written notice (this “Notice”) of termination of the Sales Agreement, with such termination to be effective as of the date first written above (the “Termination Date”). As of the Termination Date, all rights and obligations of the Company and Cowen under the Sales Agreement shall terminate with the exception of those provisions or terms which by their terms survive the termination of the Sales Agreement.

Notwithstanding anything to the contrary contained therein, Cowen hereby expressly agrees to waive the ten (10) days’ notice requirement set forth in Section 11(c) of the Sales Agreement.

Except as specifically provided herein, nothing in this Notice is intended to, nor shall it, modify the Sales Agreement in any manner.

This Notice and any claim, controversy or dispute arising under or related to this Notice shall be governed by and construed in accordance with the laws of the State of New York.

This Notice may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Notice hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

Very truly yours,

Allakos, Inc.

By: /s/ Mark Asbury

Name: Mark Asbury

Title: Chief Legal Officer, General Counsel and

Secretary

[Signature Page (Termination Notice to Sales Agreement)]

Agreed and Accepted:

Cowen and Company, LLC

By: /s/ Michael Murphy

Name: Michael Murphy

Title: Managing Director

[Signature Page (Termination Notice to Sales Agreement)]